Exhibit 99.1

Adicet Reports Third Quarter 2021 Financial Results and Provides Business Updates

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On track to report top-line safety and tolerability data from ADI-001 Phase 1 study in Non-Hodgkin's Lymphoma (NHL) by year end
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Announced collaboration with Twist Bioscience to accelerate discovery of gamma delta T cell cancer therapeutics and expand pipeline

Menlo Park, CA and Boston, MA – November 10, 2021 – Adicet Bio, Inc. (Nasdaq: ACET), a biotechnology company discovering and developing first-in-class allogeneic gamma delta T cell therapies for cancer and other diseases, today reported operational highlights and financial results for the third quarter ended September 30, 2021.

“Over the third quarter, Adicet has made steady progress in advancing the first-in-human Phase 1 trial of our lead asset, ADI-001, in NHL, and we look forward to sharing preliminary data from this trial by the end of the year,” said Chen Schor, President and Chief Executive Officer of Adicet Bio. “In addition to this key upcoming milestone, we’re also excited about our collaboration with Twist Bioscience that is focused on further expanding our internal pipeline of next-generation off-the-shelf, CAR-T therapies for the treatment of cancer and other diseases.”

Third Quarter & Recent Business Updates:

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ADI-001 Phase 1 Clinical Trial Enrolling in Dose Level 2. The dose-escalation portion of the Phase 1 study of ADI-001 for patients with B Cell Malignancies relapsed or refractory after at least two prior regimens has completed dosing in Dose Level 1. Enrollment is ongoing for Dose Level 2. The Company expects to report interim clinical data from the initial dose-escalation portion of the study by the end of 2021.
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Reported Trials in Progress Poster Presentation at ASH. In November, Adicet announced that Sattva S. Neelapu, MD from UT MD Anderson Cancer center will present a Trials in Progress Poster for ADI-001 at the 63rd American Society of Hematology (ASH) Annual Meeting and Exposition on December 12 from 6:00pm to 8:00pm ET. The abstract will also be published online in the November supplemental issue of Blood.
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Preclinical Data to be Presented at the SITC 36th Annual Meeting. In October, Adicet announced that it will present preclinical data from its allogeneic gamma delta T cell platform in the form of a poster presentation at the Society for Immunotherapy of Cancer (SITC) 36th Annual Meeting being held November 10-14, 2021.
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Entered Collaboration with Twist Bioscience to Accelerate Discovery of Gamma Delta T Cell Cancer Therapeutics. In September, Adicet announced that it entered into a collaboration with Twist Bioscience Corporation (Twist) to accelerate the discovery of gamma delta T cell therapies against five undisclosed targets. Adicet will leverage Twist’s proprietary antibody discovery capabilities to support the development of unique chimeric antigen receptors (CARs) used in the generation of novel gamma delta CAR-T cell products, further enhancing its pipeline in cancer and other diseases.

Financial Results for Third Quarter 2021:

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Research and Development (R&D) Expenses: R&D expenses were $11.9 million for the three months ended September 30, 2021, compared to $8.9 million during the same period in 2020. The $3.0 million increase is primarily driven by an increase of $1.3 million incurred for contract research organizations, and consultant costs related to ramping up of clinical development activities related to our first product candidate, ADI-001 and other externally sponsored research expenses, an increase of $1.4 million in facility and other expenses and an increase of $0.4 million of contract manufacturing organization costs. These increases were partially offset by decreases in lab materials and supplies of $0.1 million and payroll and personnel expenses of $0.1 million. Payroll and personnel expenses for the three months ended September 30, 2021, includes $0.8 million of non-cash stock-based compensation expense compared to $1.0 million during the same period in 2020.
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General and Administrative (G&A) Expenses: G&A expenses were $5.2 million for the three months ended September 30, 2021, compared to $7.7 million during the same period in 2020. The $2.5 million decrease is primarily driven by a decrease in professional fees of $1.7 million, which includes a $1.9 million decrease related to legal and audit fees incurred due to our reverse merger in 2020 offset by $0.2 million increase in other administrative costs. In addition, there was also a decrease of $0.8 million related to payroll and personnel expenses, primarily related to consultant fees of $0.7 million. Payroll and personnel expenses for the three months ended September 30, 2021, includes $1.7 million of non-cash stock-based compensation expense compared to $2.0 million during the same period in 2020.
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Net Loss: Net loss attributable to common shareholders for the three months ended September 30, 2021, was $14.0 million, or a net loss of $0.44 per basic and diluted share, including non-cash stock-based compensation expense of $2.5 million, as compared to a net loss of $14.8 million during the same period in 2020, or a net loss of $2.84 per basic and diluted share, including non-cash stock-based compensation expense of $3.0 million.
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Cash Position: Cash and cash equivalents and marketable debt securities were $192.2 million as of September 30, 2021, compared to $94.6 million as of December 31, 2020. The Company expects that current cash and cash equivalents as of September 30, 2021, will be sufficient to fund its operating expenses through the beginning of the second half of 2023.

About Adicet Bio, Inc.

Adicet Bio, Inc. is a biotechnology company discovering and developing allogeneic gamma delta T cell therapies for cancer and other diseases. Adicet is advancing a pipeline of “off-the-shelf” gamma delta T cells, engineered with chimeric antigen receptors and T cell receptor-like targeting moieties to enhance selective tumor targeting, facilitate innate and adaptive anti-tumor immune response, and improve persistence for durable activity in patients. For more information, please visit our website at http://www.adicetbio.com.

Forward-Looking Statements

This press release contains "forward-looking statements" of Adicet within the meaning of the Private Securities Litigation Reform Act of 1995 relating to business and operations of Adicet including, but not limited to, express or implied statements regarding preclinical and clinical development of Adicet’s product candidates, including future plans, timing or expectations for ADI-001 and ADI-002 and potential therapeutic effects of ADI-001 and ADI-002; the potential benefits resulting from the collaboration with

Twist to our business or strategy, including our ability to rapidly identify and optimize unique antibodies and related target-engagement technologies to facilitate our CAR pipeline; planned presentations and publication of preclinical and clinical data; Adicet’s growth as a company and its expectations regarding its uses of capital, expenses, future accumulated deficit; and other 2021 financial results. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including without limitation, the effect of COVID-19 on Adicet’s business and financial results, including with respect to disruptions to its supply chain, clinical trials, business operations, and ability to raise additional capital; Adicet’s ability to execute on its strategy; that positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; future clinical studies may fail to demonstrate adequate safety and efficacy of our product candidates, which would prevent, delay, or limit the scope of regulatory approval and commercialization; regulatory approval processes of the FDA and comparable foreign regulatory authorities are lengthy, time-consuming, and inherently unpredictable; regulatory developments in the United States and foreign countries; Adicet’s estimates regarding expenses, future revenue, and capital requirements; as well as those risks and uncertainties set forth in Adicet’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission (SEC). For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Adicet’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Adicet’s most recent annual report on Form 10-K and our periodic reports on Form 10-Q and Form 8-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Adicet’s other filings with the SEC. All information in this press release is as of the date of the release, and Adicet undertakes no duty to update this information unless required by law.

Adicet Bio, Inc.

Investor and Media Contacts

Anne Bowdidge

abowdidge@adicetbio.com

Janhavi Mohite

Stern Investor Relations, Inc.

212-362-1200

janhavi.mohite@sternir.com

ADICET BIO, INC.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue—related party	$3,429	$3,028	$4,262	$12,493
Operating expenses:
Research and development	11,926	8,942	34,285	24,651
General and administrative	5,213	7,741	15,868	17,684
Total operating expenses	17,139	16,683	50,153	42,335
Loss from operations	(13,710)	(13,655)	(45,891)	(29,842)
Interest income	4	153	54	704
Interest expense	(50)	(50)	(151)	(84)
Other income (expense), net	(246)	(1,224)	(312)	(1,174)
Loss before income tax expense (benefit)	(14,002)	(14,776)	(46,300)	(30,396)
Income tax expense (benefit)	11	3	(114)	(2,676)
Net loss	$(14,013)	$(14,779)	$(46,186)	$(27,720)
Net loss per share attributable to common stockholders, basic and diluted	$(0.44)	$(2.84)	$(1.54)	$(8.69)
Weighted-average common shares used in computing net loss per share attributable to common stockholders, basic and diluted	31,876,016	5,208,887	29,954,616	3,190,557

Adicet Bio, Inc.

Balance Sheet Data

(in thousands)

(unaudited)

	September 30, 2021	December 31, 2020
Cash, cash equivalents, and marketable debt securities	$192,226	$94,614
Working capital	$178,993	$77,857
Total assets	$257,195	$153,835
Contract liabilities — related party	$10,088	$13,980
Accumulated deficit	$(152,511)	$(106,325)
Total stockholders’ equity	$217,224	$109,827